Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-102483) and related Prospectus of Ligand Pharmaceuticals and to the incorporation by reference therein of our report dated February 22, 2000, with respect to the consolidated financial statements and schedules of Ligand Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                     /S/ERNST & YOUNG LLP


San Diego, California
February 20, 2003